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Master Application for
Individually Allocated Group
Variable Annuity Contract

Hartford Variable Annuity Life Insurance Company
Hartford Plaza
Hartford, Connecticut 06115

Application is hereby made for an Individually Allocated Group Variable Annuity
Contract:

1.   Application-Contract Owner:

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Street or P.O. Box

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     City                            State                           Zip Code

2.     Nature of Applicant's Business:
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3.     Requested Effective Date of
       Master Contract:
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4.     Special Requests:
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IT IS UNDERSTOOD THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT ARE THE
EXCLUSIVE PROPERTY OF THE APPLICANT-CONTRACT OWNER AND WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

Dated at                       this          day of                   , 19
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For
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                                (Contract Owner)

By
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                           Registered Representative

                  (Licensed Agent)                      Trustee
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                                                        (Title)